Exhibit 16.1
Aphrodite Software Corporation
Form 10-KSB






				June 6, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549

Re:  Aphrodite Software Corporation.

We were previously the independent accountants for the Company and on June 7, 2000, we reported on the financial statements of the Company for the years ended February 29, 2000 and February
28, 1999.

We have read item 8 of the Form 10-KSB of Aphrodite Software
Corporation, and we agree with the statements contained therein as they related to our firm.

Very truly yours,



HJ & Associates, LLC
Certified Public Accountants